UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2011

STEELE RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	333-143970	75-3232682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3081 Alhambra Drive, Suite 208 Cameron Park, California	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 672-6225

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Steele Resources Corporation (the "Company") (OTCBB: SELR) announced that it has received the first payment of funds from its activity at the Mineral Hill Gold Mine in Montana.  The Company recently completed shipping approximately 5,500 tons of ore which had been stockpiled from historic activity at the Mineral Hill Project.  This ore was crushed and transported to a third party for processing.  To date, the Company has received gross proceeds of $331,448 from the delivered ore with the balance of payment for the delivered ore expected at the end of November. This represents the Company’s first time since its Reorganization in June, 2010 that the Company has realized revenue from its primary business activities.

The Company, through its wholly-owned subsidiary, Steele Resources, Inc. (“SRI”), is a precious metals exploration and development company that is working to become an active gold producer through the development of the 1800 acre Mineral Hill Gold Project.  The Company recently announced it had begun to drive a development drift towards the target mineralized zone at the Mineral Hill Mine and anticipates extraction and stockpiling of mineralized material from the mine commencing by the end of this calendar year. As used herein, the term “mineralized material” does not meet the SEC’s definition of proven or probable reserves as set forth in Industry Guide 7 since SRI has not yet demonstrated the existence of proven or probable reserves at the Mineral Hill Mine.

Item 9.01  Financial Statements and Exhibits

(d)

Exhibits

Exhibit Number	Description
99.1	Press Release dated November 17, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2011	STEELE RESOURCES CORPORATION

By: /s/ David Bridgeford
David Bridgeford, Chief Financial Officer

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